Exhibit 4.8

LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (the “Amendment”) is made as of August 19, 2015 by and between Dekel Pharmaceuticals Ltd. (the “Licensor” or “Dekel”), and Therapix Biosciences Ltd., (the “Licensee” or “Therapix”). Licensee, on the one hand, and Licensor, on the other, may each individually be referred to in this Amendment as a “Party” and collectively referred to in this Amendment as the “Parties”.

WITNESSETH:

WHEREAS	The Parties have each agreed on the terms of the License Agreement signed as of May 20, 2015 (the “Agreement”); and
WHEREAS	The Parties desire and agree to amend the Agreement, as set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	The above recitals are hereby made part of this Amendment.
2.	Unless expressly provided otherwise, all capitalized terms used and not otherwise defined herein shall bear the respective meanings ascribed to them in the Agreement.
3.	Notwithstanding anything to the contrary in the Agreement, the Parties agree that the completion of appropriate filings with and obtainment of the required approvals of the TASE with respect to the Upfront Payment’s Ordinary Shares (as specified under Sec. 2.4 to the Agreement) shall not be considered part of the conditions precedent for the execution, delivery and performance of the Agreement (as set under said Sec. 2.4 to the Agreement).
4.	The Parties agree that all conditions and terms of the Agreement are met and that the Agreement has come into effect as of 19th August, 2015.
5.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

[Remainder of page intentionally left blank]

[Signature page to Amendment to the License Agreement between Dekel and Therapix]

THERAPIX BIOSCIENCES LTD.	DEKEL PHARMACEUTICALS LTD.

/s/ Elran Haber	/s/ Ascher Shmulewitz
Signature (By)	Signature (By)

Elran Haber	Ascher Shmulewitz
Name	Name

VP Business Strategy	Chairman
Title	Title

August 24, 2015	August 24, 2015
Date	Date